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                                                                    EXHIBIT 99.2

NEWS RELEASE

Contact(s):   Visteon Corporation                       Media Inquiries:
              Greg Gardner
              313-755-0927                              Public Affairs
              ggardne9@visteon.com                      17000 Rotunda Drive
                                                        Dearborn, MI  48120
                                                        Facsimile: 313-755-7983


              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com
                                                                  [VISTEON LOGO]




VISTEON DECLARES SECOND QUARTER DIVIDEND

DEARBORN, Mich., March 12, 2003 - The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on June 2, 2003, to shareholders of record as of May 2, 2003. Visteon has paid a dividend each quarter since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 77,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com




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